DATRON SYSTEMS INCORPORATED
                     1995 STOCK OPTION PLAN
                    STOCK PURCHASE AGREEMENT


               (A)  Name of Purchaser: ___________________
               (B)  Number of Plan Shares: _______________
               (C)  Exercise Price: ______________________
               (D)  Purchase Price: ______________________
               (E)  Date of Option Agreement: ____________
               (F)  Effective Date: ______________________

          THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the date set forth in Item F above (the "Effective Date") between Datron Systems Incorporated, a Delaware corporation (the "Company"), and the person named in Item A above (the "Purchaser").

          THE PARTIES AGREE AS FOLLOWS:

          1. Purchase of Shares. Pursuant to the Company's 1995 Stock Option Plan (the "Plan"), a copy of which has been delivered to Purchaser, and to a stock option agreement ("Option Agreement") between the parties hereto dated the date set forth in Item E above, the Company hereby sells to Purchaser, and Purchaser hereby buys from the Company, that number of shares (the "Plan Shares") of the Common Stock (as defined in the Plan) set forth in Item B above on the terms and conditions set forth herein and in the Plan and the Option Agreement, the terms and conditions of the Plan and the Option Agreement being hereby incorporated into this Agreement by reference.

          2. Purchase Price. Purchaser shall purchase the Plan Shares from the Company, and the Company shall sell the Plan Shares to Purchaser, at a price per share as set forth in Item C above (the "Exercise Price"), for a total purchase price as set forth in Item D above (the "Purchase Price").

          3. Manner of Payment. Purchaser shall pay the Purchase Price of the Plan Shares (a) in cash, (b) by delivery by the optionee of Common Stock already owned by the optionee in accordance with (and subject to the restrictions contained in)
Section 6.1.7 of the Plan, (c) in the manner set forth in Exhibit
5.4 to the Option Agreement (the absence of any Exhibit 5.4 indicating that no such exhibit was intended), or (d) in the manner set forth in Exhibit 3 hereto (the absence of any Exhibit 3 indicating that no such exhibit was intended).

          4. Disqualifying Dispositions of ISO Stock. If the Plan Shares are being acquired by exercise of an incentive stock option ("ISO"), and any of such shares are disposed of within two years from the date of grant of the ISO or within one year after the transfer of the stock to Purchaser, immediately prior to the disposition Purchaser shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

          5. Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors, and assigns of the parties hereto.

          6.   Taxes

               6.1 Section 83(b) Election. If Purchaser is an officer or director of the Company, an owner of 10% or more of any class of the Company's stock, or is otherwise subject to
Section 16(b) of the Securities Exchange Act of 1934, then Purchaser shall execute and deliver to the Company with this executed Agreement a copy of the Acknowledgement and Statement of Decision Regarding Election Pursuant to Section 83(b) of the Internal Revenue Code (the "Acknowledgement") attached hereto as
Exhibit 6A and shall follow the procedures set forth in this Section. If Purchaser is exercising a non-qualified stock option, Purchaser shall execute and submit with the Acknowledgement a copy of the Election Pursuant to Section 83(b) of the Code attached hereto as Exhibit 6B, if Purchaser has indicated in the Acknowledgement his decision to make such an election. If Purchaser is exercising an ISO, Purchaser shall execute and submit with the Acknowledgement a copy of the Protective Special Election Pursuant to Section 83(b) of the Code attached hereto as Exhibit 6C, if Purchaser has indicated in the Acknowledgement Purchaser's decision to make such an election.
If Purchaser is not a California resident, Purchaser should consult Purchaser's tax advisor to determine if there is a comparable election to file in Purchaser's state of residence and whether such filing is desirable under the circumstances. Purchaser acknowledges that the Company has made no warranties or representations to Purchaser with respect to the income tax consequences of the transactions contemplated by this Agreement, and Purchaser is in no manner relying on the Company or its representatives for an assessment of such tax consequences.

               6.2 Withholding and Employment Taxes. Purchaser herewith delivers to the Company in cash all applicable federal and state withholding and employment taxes resulting from purchase of the Plan Shares. Purchaser also agrees to pay to the Company in cash all such taxes that may in the future result from such purchase or from the lapse of any restrictions imposed on the Plan Shares; provided, however, that the Company may in its discretion withhold from Purchaser's wages such amount; and provided further, that the Administrator in its discretion may permit Purchaser to pay some or all such amount by means of a promissory note in such form as is satisfactory to the

Administrator. In addition, if Purchaser has been authorized to make, and has made or makes, the election described in the Plan and Option Agreement to have Plan Shares withheld or to tender already-owned shares of Common Stock in order to pay withholding and employment taxes, then unless the Administrator in its discretion disapproves such election, such taxes may be paid in the manner in which Purchaser has so elected.

          7. Damages. Purchaser shall be liable to the Company for all costs and damages, including incidental and consequential damages and attorneys fees, resulting from a disposition of Plan Shares which is not in conformity with the provisions of this Agreement.

          8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

          9. Notices. All notices and other communications under this Agreement shall be in writing. Unless and until Purchaser is notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                         Datron Systems Incorporated
                         304 Enterprise Street
                         Escondido, California  92029
                         Attention:  Chief Financial Officer

Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for Purchaser and related to this Agreement, if not delivered by hand, shall be mailed to Purchaser's last known address as shown on the Company's books. Notices and communications shall be mailed by certified or registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received.

          10. Prospectus. Purchaser acknowledges receipt of a copy of the Company's most recent prospectus (with the appendix thereto) describing the Plan. Purchaser has, prior to entering this Agreement, read and understands the information contained in the prospectus.

          IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

                              DATRON SYSTEMS INCORPORATED

                              By _______________________________
                              Title ____________________________



          Purchaser hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.



                              Purchaser ________________________



          Purchaser's spouse indicates by the execution of this Agreement his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Plan Shares hereby purchased.

                    Purchaser's Spouse _________________________

EXHIBITS

Exhibit 3      Manner of Payment if Other Than by Cash

Exhibit 6A     Acknowledgement and Statement of Decision
               Regarding Election Pursuant to Section 83(b) of
               Internal Revenue Code

Exhibit 6B     Election Pursuant to Section 83(b) of the
               InternalRevenue Code to Include in Gross Income the Excess Over the Purchase Price, If Any, of the
               Value of Property Transferred in Connection With
               Such Services

Exhibit 6C     Protective Special Election Pursuant to Section
               83(b) of the Internal Revenue Code with Respect to
               Property Acquired by Exercise of an Incentive
               Stock Option

                                                        EXHIBIT 3



            MANNER OF PAYMENT IF OTHER THAN BY CASH


          By the attachment of this Exhibit 3 the Administrator hereby authorizes Optionee to pay for any shares of the Company's
Common Stock purchased under this Agreement by [check as applicable]:


                    ____      1.   Giving to the Company
                    Optionee's full recourse promissory note for the exercise price (other than the par value of the shares acquired, which will be paid in cash or other lawful consideration), as provided in Section 6.1.7(A) of the Plan; and/or

                    ____       2.   Delivering to the Company the
                    following property as permitted pursuant to
                    section 6.1.7(B) of the Plan:




                                   DATRON SYSTEMS INCORPORATED


                                   By: _________________________


                                   OPTIONEE

                                                       EXHIBIT 6A


                 ACKNOWLEDGEMENT AND STATEMENT
                 OF DECISION REGARDING ELECTION
                  PURSUANT TO SECTION 83(b) OF
                     INTERNAL REVENUE CODE


          The undersigned (which term includes the undersigned's spouse), a purchaser of common shares, par value $0.01, of DATRON
SYSTEMS INCORPORATED (the "Company") pursuant to the Company's
1995 Stock Option Plan Stock Purchase Agreement (the
"Agreement"), hereby states as follows:

          1. The undersigned acknowledges receipt of a copy of the Agreement. The undersigned has carefully reviewed the Agreement.

          2.   The undersigned either [check as applicable]:

          ___ (a) has consulted, and has been fully advised by, the undersigned's own tax advisor, _____________________, whose business address is _____________________________, regarding the federal, state, and local tax consequences of purchasing shares under the Agreement, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and pursuant to the corresponding provisions, if any, of applicable state laws; or

          ___ (b) has knowingly chosen not to consult such a tax advisor.

          3. The undersigned hereby states that the undersigned has decided [check as applicable]:

          ___ (a) to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned's executed Agreement, an executed form which is attached to Exhibit 6B to the Agreement if the undersigned is exercising a non-qualified option, or as Exhibit 6C to the Agreement if the undersigned is exercising an incentive stock option; or

          ___ (b) not to make an election pursuant to Section
83(b) of the Code.

          4. With respect to any election under Section 83(b) of the Code indicated in paragraph (3), above, the undersigned herewith submits an executed copy of the appropriate form of election and acknowledges that copies thereof have been duly and timely filed with the appropriate offices of the Internal Revenue Service and applicable state taxing authorities and that the undersigned will attach a copy of the form of election to the undersigned's federal income tax return for the year of the purchase and, if required, to the undersigned's state income tax return(s) for the same period.

          5. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned's purchase of shares under the Agreement or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.



Date:                                ____________________________
                                             [Purchaser]




Date:                                ____________________________
                                             [Purchaser]

                                                       EXHIBIT 6B


            ELECTION PURSUANT TO SECTION 83(b) OF
           THE INTERNAL REVENUE CODE TO INCLUDE IN GROSS
           INCOME THE EXCESS OVER THE PURCHASE PRICE,
           IF ANY, OF THE VALUE OF PROPERTY TRANSFERRED
              IN CONNECTION WITH SUCH SERVICES

          The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned's gross income for the 19__ taxable year the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, and supplies herewith the following information in accordance with the Treasury regulations promulgated under
Section 83 (b):

          1. The undersigned's name, address and taxpayer identification (social security) number are:

                    Name:  ____________________________

                 Address:  ____________________________

       Social Security #:  ____________________________

          2. The property with respect to which the election is made consists of _________ common shares, par value $0.01, of DATRON SYSTEMS INCORPORATED (the "Company").

          3. The date on which the above property was transferred to the undersigned was ______________, 19__, and the taxable year to which this election relates is 19__.

          4. The above property is subject to possible limits on sale imposed by the "short-swing profits" prohibition of
Section 16(b) of the Securities Exchange Act of 1934, as amended. The above property may also be subject to a right of repurchase, which lapses over a period of time, at the original purchase price upon the employment termination of the undersigned.

          5. The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) is $___________ per share.

          6. The amount paid for the above property by the undersigned was $__________ per share.

          7. A copy of this election has been furnished to the Company.

Dated:    _____________, 19__.


                                          Purchaser's Signature

                                                       EXHIBIT 6C


            PROTECTIVE SPECIAL ELECTION PURSUANT TO
             SECTION 83(b) OF THE INTERNAL REVENUE
             CODE WITH RESPECT TO PROPERTY ACQUIRED
            BY EXERCISE OF AN INCENTIVE STOCK OPTION


          The undersigned hereby makes the election, modified to the effect described below, authorized by Section 83(b) of the Internal Revenue Code, as amended (the "Code"), with respect to common stock acquired by the undersigned pursuant to the exercise of an "incentive stock option" during the _______ taxable year. Pursuant to the Treasury Regulations under Section 83(b) of the Code the undersigned supplies herewith the following information:

          1. The undersigned's name, address and taxpayer identification (Social Security) number are:

                 Name: ____________________________

                 Address: ____________________________

                 Social Security #: ____________________________

          2. The property with respect to which the election is made consists of ______ common shares, par value $0.01, of DATRON
SYSTEMS INCORPORATED (the "Company").

          3. The date on which the above property was transferred to the undersigned was ______________ and the taxable year to which this election relates is the ______ calendar year.

          4. The above property is subject to possible limits on sale imposed by the "short-swing profits" prohibition of
Section 16(b) of the Securities Exchange Act of 1934, as amended. The above property may also be subject to a right of repurchase, which lapses over a period of time, at the original purchase price upon the employment termination of the undersigned.

          5. The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) was $__________ per share.

          6. The amount paid for the above property by the undersigned was $_________ per share.

          7. The amount expressly excluded from income pursuant to Sections 421(a) and 422 of the Code was $__________ per share.

          8. A copy of this election has been furnished to the Company and a copy will be filed with the income tax returns of the undersigned to which the election relates.

          9. Because the property described above is comprised of shares of stock of the Company acquired by exercise of an "incentive stock option" (within the meaning of Section 422 of the Code), Section 421(a) (1) of the Code expressly excludes from income any excess of the fair market value of the above property over the amount paid for the above property. Accordingly, this election is protective only, and is made solely to bar application of Section 83(a) of the Code, not to cause the undersigned actually to recognize income which, apart from this election, is protected from recognition by Section 421 and 422 of the Code, with respect to the property described above.

Date:     __________________, 19__.




                                          Purchaser's Signature